SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 15, 2005

A.C.T. HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-50295	87-0656515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

381 Plantation Street, Worcester, MA 01605
(Address of principal executive offices, including zip code)

(508) 756-1212
(Registrant’s telephone number, including area code)

9005 Cobble Canyon Lane, Sandy, UT 84093
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K of A.C.T. Holdings, Inc. (the “Company”) dated January 31, 2005, by supplementing Item 2.01 with further information regarding the total number of outstanding shares of the Company following the Merger (as described herein).

ITEM 2.01.                                    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On January 31, 2005, the Company completed its acquisition of Advanced Cell Technology, Inc., a Delaware corporation (“ACT”), pursuant to the terms of an Agreement and Plan of Merger dated January 3, 2005 (the “Merger Agreement”), the terms of which were previously reported in the Company’s Reports on Form 8-K dated December 30, 2004 and January 31, 2005.  Pursuant to the terms of the Merger Agreement, a wholly owned subsidiary of the Company merged with and into ACT, with ACT surviving the Merger as a wholly owned subsidiary of the Company (the “Merger”).

At the time of the filing of the Company’s Reports on Form 8-K, the Company did not have sufficient information to disclose the total number of outstanding shares of its common stock following the Merger and related transactions.  This information is now available; therefore, the Company is supplementing its description of the Merger and related transactions to include the disclosure that following the Merger and related transactions, there are approximately 22,437,511 shares of common stock of the Company outstanding.  In addition, the Company has the following approximate number of warrants and options outstanding.  A complete description of the Company's warrants and options outstanding will be provided in connection with the Company's Report on
Form 8 K/A, which the Company anticipates will be filed on or before April 16, 2005.

Options

Exercise Price	Approximate Number of Options
$0.05	2,798,000
$0.25	1,301,161
TOTAL	4,099,161

Warrants

Exercise Price	Approximate Number of Warrants
$0.05	1,200,000
$0.25	1,924,000
$0.85	1,833,260
$1.27	4,940,518
$2.00	1,291,615
TOTAL	9,989,393

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C.T. HOLDINGS, INC.

	By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Chief Executive Officer

Dated: February 18, 2005